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                                                                      EXHIBIT 12

                              BellSouth Corporation
                    Computation Of Earnings To Fixed Charges
                              (Dollars In Millions)

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
                                                                                 For the Year Ended December 31,
                                                                       1998       1997       1996       1995       1994
                                                                       ----       ----       ----       ----       ----
1. Earnings

   (a) Income from continuing operations before deductions for
taxes and interest                                                    $ 6,588    $ 6,182    $ 5,329    $ 3,312    $ 4,069

   (b) Portion of rental expense representative of interest factor         80         91         90         84        100

   (c) Equity in losses from less-than-50% owned investments
(accounted for under the equity method of accounting)                      97         78         68        163         79

   (d) Excess of earnings over distributions of less-than-50%-owned
investments (accounted for under the equity method of accounting)         (46)       (85)       (53)       (45)       (53)
                                                                      -------    -------    -------    -------    -------

      TOTAL                                                           $ 6,719    $ 6,266    $ 5,434    $ 3,514    $ 4,195
                                                                      -------    -------    -------    -------    -------
                                                                      -------    -------    -------    -------    -------

2. Fixed Charges

   (a) Interest                                                       $   867    $   783    $   739    $   745    $   686

   (b) Portion of rental expense representative of interest factor         81         91         90         84        100
                                                                      -------    -------    -------    -------    -------

       TOTAL                                                          $   948    $   874    $   829    $   829    $   786
                                                                      -------    -------    -------    -------    -------
                                                                      -------    -------    -------    -------    -------
   Ratio (1 divided by 2)                                                7.09       7.17       6.55       4.24       5.34
                                                                      -------    -------    -------    -------    -------
                                                                      -------    -------    -------    -------    -------

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